UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 30, 2021

Date of Report (Date of earliest event reported)

000-52952

Commission File Number

FREEDOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	56-2560951
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6461 N 100 E, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 30, 2021, Freedom Holdings, Inc. (the “Company”) acquired 100% of the issued and outstanding capital stock of Carbon Zero Asset Management, Inc. (“Carbon Zero”) from the seven (7) shareholders of Carbon Zero (the “Shareholders”) in exchange for 311,672,730 shares of the Company’s common stock, valued on December 30, 2021 at $0.50 per share. Carbon-Zero is a privately-owned fintech company driven by Ethereum based block chain technology to the carbon credit markets using fungible tokens and smart contracts. Carbon-Zero aims to bring carbon credits more fidelity, transparency, accessibility, liquidity, and standardization. Carbon-Zero is building a programmable carbon ecosystem that will allow carbon credit market participants a tokenization process to digitize carbon credits securely. The ecosystem will include the minting and burning protocols, a transparent mechanism for validating and distributing tokens, a trading venue for tokens, and tools to engage all stakeholders, including the carbon credit originators, off setters, project verifiers, liquidity providers, NGOs, concerned citizens, and governments.

Effective upon the close of the acquisition, the Shareholders shall have the right to appoint three (3) members to the Company’s board of directors (the “Board”) to serve for one term until their successors are elected and qualified. The Board shall compromise not more than five (5) directors, and one of the three nominees of the Shareholders shall act as chairman of the Buyer.

Simultaneously with the Closing, but in no event later than five (5) business days from the Closing Date, the Company will convert all of the 710,676 shares of issued and outstanding preferred stock consisting of Series A,B,C and D preferred stock, into 15,920,945 shares of common stock. After the conversion of the preferred stock, the converted shares together with the current issued and outstanding common stock will not total more than 17,000,000 shares held by the shareholders of the Company immediately prior to the Closing. After the Closing, the Company will have 328,672,730 shares issued and outstanding of which 311,672,730 shares, or approximately 95%, are owned by the Shareholders.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02. The issuance of by the Company of 311,672,730 to seven (7) shareholders of Carbon Zero, for the acquisition of Carbon Zero were made in reliance on the exemption from registration afforded under Section 4(2), of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Shareholders in connection with the issuance by the Company of the Shares. All of the Shareholders are sophisticated investors and they all represented that they were acquiring the Shares for investment purposes.

Item 5.01. Changes in Control of Registrant

On December 30, 2021, we closed the acquisition of Carbon Zero Asset Management, Inc. (COzero) and according to the terms of the agreement the control of the Company changed to the shareholders of COzero.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 30, 2021, Steve Lowe was appointed to serve as a member of the Board of Directors. Mr. Lowe has worked in the Global Finance and Commodity Industries for over 35 years, with significant experience in the physical, financial and logistical aspects of these markets, with particular focus on the energy and carbon sectors over the last twenty years. He has successfully executed transactions around the globe. Mr. Lowe has a unique blend of experience and success in not only the trading aspects of these markets, but also how to combine all aspects of the chain, from structured finance, debt and capital raising, distribution and marketing strategies and advisory positions. This success and experience have been in widely varied roles, working for banks, public and private corporations and government owned institutions, proving that he has a strong ability and vision to adapt to the unique requirements of any institution in any market circumstance. Mr. Lowe gained further prominence in senior executive and general management roles and as a serving Board member, including Chairing a publicly listed company. In essence, Mr. Lowe brings a wide-ranging breadth of skill, knowledge and experience to any team. Not only are the demonstrable and considerable contributions in his field of expertise, he brings Board experience, executive leadership skills and senior management experience, having served on Audit and regulatory committees, but also on-Board Committees for Strategies, Trading and Regulatory Compliance in regard to financial distribution. Mr. Lowe’s work history is as follows:

2021 – Present Director Capstone Global Markets Ltd (Caymans)

2013 – 2018 Marketing Director Granite Power Ltd

● Responsible for the roll out of the renewable energy technology into the markets.

● secured terms and agreements for locations in the Pacific Islands, Indonesia, Hawaii, and remote sites in Australia and Asia Pacific.

● represented the company in capital raising endeavors, including equity, debt, structured finance and financial engineering in regard to the needs of the client base.

2017 – March 2019 Responsible Manager Capstone Global Australia

● oversaw the Compliance functions and advise the Board as to the requirements needed to begin trading. I am currently a Director for the parent company, Capstone Global Investments Ltd.

2013 – 2018 Responsible Manager MXT Global/ Vantage FX

● Chair the Compliance and Risk Committee meetings as well as ensuring the conditions of the license are maintained.

● presided over the issues of a rogue staff member that dealt outside the policies and procedures of the company to ensure that there were no breaches of the license conditions, and all aspects of the license conditions were adhered to.

We believe that Mr. Lowe’s vast experience and expertise qualifies him to be a valuable asset to our Board of Directors.

On December 31, 2021, Sachie McQueen was appointed to serve as a member of the Board of Directors Ms. McQueen is an acknowledged senior investment banker with over 10 years of global equity sales and research experience in top investment banks such as Goldman Sachs and Credit Suisse. She has been rated Top 3 in Institutional Investors Magazine survey for five consecutive years from 2004-2009. In 2010, Ms. McQueen started working at Amazon.com, INC. headquarters in Seattle serving as a senior financial analyst providing financial analysis and oversight for Amazon’s financial operations. Ms. McQueen’s work history is as follows:

2019 to Present: Apollon 7 Group, Las Vegas, NV – Real Estate Broker / Owner / Licensed Real Estate Consultant, Property Manager and Business Broker

●	In addition to continue to provide clients with real estate investment consultation, I am responsible to recruit, train and manage real estate agents and prescribe daily activity tasks to lead them to top producers.
●	Provide real estate and business acquisition advisory to guide clients through achieving investment goals.
●	Guide agents through real estate transactions and ensure compliance standards were in place while providing real estate services.
●	Successfully closed real estate and business transactions of over $25 million in 2021.

2014 to 2019: KW Commercial and Berkshire Hathaway HomeServices, Las Vegas, NV – Commercial and Residential Investment Property Specialist

●	Offer a fast and courteous customer service by resolving issues/conflicts and negotiating agreements to both buyer and seller.
●	Differentiate various properties with similar features to determine competitive market prices and provide competitive solutions.
●	Effectively manage and acquire new contracts as well as prepare all requirements for title searches of properties being sold.

2010 to 2013: Amazon.com, Seattle, WA – Senior Financial Analyst / Corporate Finance / Accounts Payable

●	Provide financial analysis and oversight for Amazon.com, INC., overseeing payment processing for 2,000 inventory vendors and ensuring on time payment rate of more than 95% in 2012.
●	Proactively provide problem resolution skills and assistance for current payment system and key involvement in all aspects of operating systems — provided earning forecast, diagnosed payment issues and implemented viable solutions.
●	Effectively manage customer relations with foreign vendors and quickly initiate and respond to vendor inquiries.
●	Identified and claimed ownership of project to efficiently clear outstanding vendor balances and collaborate with vendors to resolve all issues and successfully increased vendor payment timeframes.
●	Provide trainings and guidance to associates located locally and internationally to effectively analyze, diagnose problems and continue to maintain on active invoices, vendor communications and other reported issues.

We believe that Ms. McQueen’s level of experience in the securities industry and management capabilities to be a valuable asset to our Board of Directors.

Item 7.01 Regulation FD Disclosure

On January 3, 2022, the Company issued press releases announcing the acquisition of Carbon Zero and the appointment of new directors. Copies of the press releases are being furnished as Exhibit 99.1, 99.2 and 99.3 hereto and are incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

In regard to the acquisition of Carbon Zero, the Company hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)

Pro Forma Financial Statements.

In regard to the acquisitions of Carbon Zero, the Company hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

Exhibit No.	Description
99.1	Press Release dated 12-31-21
99.2	Press Release dated 12-30-21
99.3	Press Release dated 12-30-21
10.1	Stock Purchase Agreement between the Company and Shareholders of Carbon Zero dated Dec. 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2022	By:	/s/ Brian Kistler
Brian Kistler
Chief Executive Officer